SEÑOR NOTARIO:

Sírvase extender en su Registro de Escrituras Públicas una de CESIÓN MINERA Y OPCION que otorgan, de una parte, MINERA ABX EXPLORACIONES S.A. (en adelante denominada “ABX”), con R.U.C. Nro. 20193380299, inscrita en la Ficha 040049 del Libro de Sociedades Contractuales correlacionada con la Partida N° 11424233 del Registro de Personas Jurídicas de Lima, con domicilio en avenida Víctor Andrés Belaunde  171 – Segundo Piso, San Isidro, Lima, debidamente representada por su representante legal ingeniero Ramón Araneda González,  identificado con Carné de Extranjería Nro. 000069194, según poder inscrito en la Partida antes mencionada; y de la otra parte Compañía Minera Paramount S.A.C. (en adelante denominada “PARAMOUNT”), con RUC Nro. 20511130710, inscrita en la Partida Electrónica 11767861 del Registro de Personas Jurídicas de Lima, con domicilio en avenida El Rosario Nro. 380, san Isidro, Lima, debidamente representada por su Gerente General, ingeniero Alain Vachon, identificado con Carné de Extranjería Nro. 000092501, según poder inscrito en el asiento A00001 de la Partida Electrónica antes citada; en los términos y condiciones que derivan de las cláusulas siguientes:

PRIMERA.- Antecedentes

1.1

ABX es titular de los derechos mineros ubicados en el distrito de Chipao, provincia de Lucanas, departamento de Ayacucho, inscritos en el Libro de Derechos Mineros de la Oficina Registral de Lima de la SUNARP, que se señalan a continuación:

Nombre	Código	Extensión	Partida
Querco Nueve	010118503	1 000	11599859
Querco Diez	010118603	1 000	11599856
Querco Once	010118703	1 000	11604732
Querco Doce	010118803	200	11599858
Surpe 10	010147502	1 000	11550540
Surpe 11	010147602	300	11549040

1.2

Los derechos mineros señalados en el Numeral 1.1 precedente, serán denominados conjuntamente los “Derechos Mineros”. Se adjunta como Anexo A un mapa de ubicación de los Derechos Mineros.

1.2.1

ABX  y PARAMOUNT, a quienes conjuntamente se les podrá denominar “las Partes”, han convenido en celebrar un contrato de Cesión Minera y Opción de Transferencia, en adelante  “el Contrato”

SEGUNDA.- Declaraciones de ABX y de PARAMONT

2.1

ABX declara que a la fecha de suscripción del presente instrumento y de acuerdo a su leal saber y entender:

2.1.1

Los Derechos Mineros ha sido correctamente formulados y titulados.

2.1.2

Los Derechos Mineros se encuentran libres de contingencias, cargas o gravámenes que afecten o limiten o puedan afectar o limitar de cualquier manera la celebración del Contrato, obligándose, en todo caso, a la evicción y saneamiento de ley.

2.1.3

No existe derecho oponible alguno otorgado a favor de terceros sobre la base de cualquier tipo de contrato que pudiera haberse celebrado con respecto a los Derechos Mineros.

2.1.4.

Se ha dado cumplimiento a todas las obligaciones formales aplicables a los Derechos Mineros con arreglo a la Ley General de Minería, estando al día y en orden todas las declaraciones, pagos y demás requisitos de ley, hasta el año 2005 inclusive; con excepción del pago de derecho de vigencia correspondiente al año 2005, que será pagado por ABX durante los primeros 20 días del mes de enero del 2006.

2.1.5

ABX no ha iniciado ni tiene conocimiento que se haya iniciado en su contra un proceso de insolvencia, concurso preventivo o cualquier otro tipo de proceso concursal.

2.1.6 El representante de ABX cuenta con las facultades necesarias para suscribir el Contrato.

0.2

PARAMOUNT declara que a la fecha de suscripción del presente instrumento y de acuerdo a su leal saber y entender:

0.2.1

No existe respecto a PARAMOUNT, ningún procedimiento o proceso, incluyéndose pero no limitándose a procedimientos administrativos, procesos judiciales o arbitrales o reclamos que pudieran afectar a PARAMOUNT o los intereses de ABX en relación Al Contrato.

0.2.2

No existe ninguna situación legal o contractual que impida a PARAMOUNT adoptar válidamente los acuerdos indicados en el Contrato.

0.2.3

Sus representantes cuentan con las facultades suficientes para suscribir el Contrato, facultades que les han sido otorgadas de acuerdo con sus Estatutos y la Ley General de Sociedades.

0.2.4

No ha iniciado ni tiene conocimiento que se haya iniciado en su contra un procedimiento concursal, sea ordinario o preventivo o cualquier otro tipo de proceso concursal .

0.2.5

Se compromete a indemnizar a ABX por los daños y perjuicios que ABX pudiera sufrir como consecuencia de la falsedad o inexactitud de cualquiera de las declaraciones que efectúa PARAMOUNT en los puntos del presente Numeral.

TERCERA.- De la Cesión de los Derechos Mineros a PARAMOUNT

Mediante el Contrato, ABX entrega en Cesión Minera (la “Cesión”) a PARAMOUNT los Derechos Mineros. Por lo tanto, en virtud al Contrato, PARAMOUNT se sustituye en todos los derechos y obligaciones que tiene ABX respecto los Derechos Mineros en el marco de lo establecido en el Contrato.

Las condiciones de la Cesión son las siguientes:

3.1      Compensación por la Cesión

Como compensación por la Cesión, PARAMOUNT pagará a ABX US$ 100 (Cien y 00/100 dólares de Estados Unidos de América)

3.2

Plazo

El plazo de la Cesión es de dos años contados a partir de la fecha de la escritura púbica que esta minuta origine.

Sin perjuicio de lo anterior, en caso que PARAMOUNT ejecute la Opción (tal como se define en la cláusula siguiente), quedará automáticamente resuelta la Cesión, sin necesidad de formalidad o declaración adicional alguna.

0.3

Obligaciones de PARAMOUNT

Durante la vigencia de la Cesión PARAMOUNT se obliga a:

3.3.1

Tener al día los pagos por derecho de vigencia y, cuando corresponda, la penalidad de los Derechos Mineros.

3.3.2

Presentar anualmente la Declaración Anual Consolidada ante la autoridad competente a partir del 2006, en la medida que ello corresponda conforme a ley.

0.1.3

Presentar mensualmente a la Dirección General de Minería del Ministerio de Energía y Minas la información necesaria para elaborar estadísticas mineras,  en la medida que ello corresponda conforme a ley.

0.1.4

Ejecutar sus labores de Exploración con sujeción a las normas peruanas de seguridad e higiene y saneamiento ambiental aplicables a la industria minera.

0.1.5

En los procedimientos en los que se discuta el título o área de los Derechos Mineros deberá entenderse necesariamente con ABX y PARAMOUNT.

0.1.6

Autorizar a representantes de ABX a visitar el área de los Derechos Mineros, previa solicitud escrita de ABX, con no menos de diez (10) días hábiles de anticipación y siempre que, razonablemente, ello no obstaculice la realización de las actividades de PARAMOUNT. Tales representantes estarán autorizados a efectuar verificaciones de campo en el área de los Derechos Mineros, debiendo en todo momento sujetarse a las disposiciones de seguridad de PARAMOUNT y realizarán dichas verificaciones a su costo y riesgo.

0.1.7

Proporcionar a ABX, dentro de los diez días siguientes a la presentación, copia de aquellos documentos que haya presentado a las autoridades administrativas en cumplimiento de todas y cada una de las obligaciones que tiene como cesionario de los Derechos Mineros.

0.1.8

Asumir la responsabilidad exclusiva en relación con las obligaciones  ambientales  y sociales que pudieran generar las actividades mineras que  realice  en virtud del  Contrato. Se entiende que la responsabilidad ambiental y social también comprende las multas y otras sanciones por incumplimiento a las disposiciones sobre el particular.

0.1.9

Cumplir ante la autoridad competente con todas las obligaciones de ley respecto a los Derechos Mineros y que le correspondan en virtud a lo establecido en el Contrato. Para dicho cumplimiento ABX prestará su colaboración en todo lo que le corresponda en su condición de titular de los Derechos Mineros.

0.1.10

Las obligaciones ambientales que corresponden a PARAMOUNT en virtud al Contrato así como las derivadas de la aplicación de las normas legales y reglamentarias correspondientes a las actividades que realizará en los Derechos Mineros, se mantendrán vigentes incluso después de la resolución o terminación por cualquier motivo del Contrato hasta que PARAMOUNT haya dado adecuado cumplimiento a dichas obligaciones.

3.4

Información

Durante la vigencia de la Cesión, PARAMOUNT preparará y entregará a ABX informes semestrales de sus actividades en los Derechos Mineros, describiendo sus actividades de exploración, así como reportes detallados de los montos invertidos en tales actividades, y de los conceptos a los cuales dichas inversiones hayan sido destinadas.

CUARTA.- De la Opción

0.1

Por el presente documento ABX otorga a PARAMOUNT la opción de adquirir el 51% de los Derechos Mineros, en adelante la “Opción”.

0.2

El plazo de la Opción es de dos (2) años contados a partir de la fecha de la escritura pública que la presente minuta origine. Si el último día fuera inhábil el plazo se extenderá al primer día hábil siguiente a aquél.

0.3

Es requisito para ejercer la Opción que PARAMOUNT haya cumplido con las siguientes condiciones:

0.3.1

Realizar un Primer Programa de Exploración en los Derechos Mineros que incluya estudios geológicos y geofísicos que, a su solo criterio, PARAMOUNT determine que son necesarios, y trabajos de perforación de por lo menos 2,000 metros antes del vencimiento del primer aniversario de la fecha de la escritura pública que la presente minuta origine; y,

0.3.2

 Realizar un segundo Programa de Exploración en los Derechos Mineros que incluya estudios geológicos y geofísicos que, a su solo criterio, PARAMOUNT determine que son necesarios, y trabajos de perforación de por lo menos 4,000 metros antes del vencimiento del segundo aniversario de la fecha de la escritura pública que la presente minuta origine.

El Primer Programa de Exploración referido en el Numeral 4.3.1 es, además, un compromiso asumido por PARAMOUNT por la suscripción del Contrato, por lo que debe ser ejecutado y concluido aún cuando PARAMOUNT no ejerza la Opción.

0.4

Vencido el plazo establecido en el punto 4.2, anterior sin que PARAMOUNT haya ejercido la Opción, se entenderá para todos los efectos legales que PARAMOUNT desiste de la Opción otorgada a su favor.

QUINTA.- Del ejercicio de la Opción

5.1

PARAMOUNT podrá ejercer la Opción hasta las dieciocho horas del último día del plazo señalado en el punto 4.2 de la cláusula Cuarta del Contrato y en cualquier momento anterior, siempre y cuando (i) el plazo de la misma se encuentre vigente y, (ii) se haya cumplido con las condiciones señaladas en los numerales 4.3.1 y 4.3.2 de la cláusula Cuarta del Contrato.

El ejercicio de la Opción se comunicará por carta notarial a ABX en la que se indiquen los Derechos Mineros materia de la Opción y acompañando la documentación sustentatoria del cumplimiento de las obligaciones a que se refieren los Numerales 4.3.1 y 4.3.2 de la cláusula Cuarta del Contrato.

0.2

Si PARAMOUNT decidiese ejercer la Opción, la minuta y escritura pública del contrato de transferencia que se adjunta como Anexo C (en adelante "la Transferencia") deberá suscribirse por las Partes dentro de los diez (10) días hábiles siguientes a la recepción por parte de ABX de la carta notarial referida en el punto 5.1 de esta cláusula.

SEXTA.-  Del precio por la transferencia del 51% de los Derechos Mineros

El precio por la transferencia del 51% de  los Derechos Mineros materia de la Opción es la suma de US$ 100.00  (Cien dólares de Estados Unidos de América) por cada uno de los Derechos Mineros.

El pago se efectuará mediante la entrega de un cheque de gerencia no negociable girado a la orden de Minera ABX Exploraciones S. A. a la firma de la escritura pública del contrato de Transferencia, bajo fe notarial

Las Partes acuerdan que la sola entrega del cheque de gerencia surtirá los efectos cancelatorios del pago.

SETIMA.-  De las Causales de Resolución del Contrato:

0.1

PARAMOUNT podrá resolver, renunciar, desistir o hacer suelta de la Cesión y de la Opción en cualquier momento, mientras éstas se encuentren vigentes de acuerdo a lo estipulado en  el Contrato, bastando para ello que PARAMOUNT curse a ABX una notificación escrita en ese sentido.

En cualquier caso, la resolución del Contrato surtirá efectos 60 días después de cursada notificación en ese sentido. Dentro del periodo comprendido entre la remisión de la notificación y el último día de los sesenta indicados para que se entiendan resueltos la Cesión y la Opción, PARAMOUNT seguirá siendo la responsable del cumpliento de todas las obligaciones correspondientes a los Derechos Mineros, como por ejemplo, pero no exclusivamente, el pago del Derecho de Vigencia.

7.2

ABX podrá resolver de pleno derecho el Contrato en caso de incumplimiento por parte de PARAMOUNT de las obligaciones señaladas en las cláusula Tercera, Numeral 3.3. y cláusula Cuarta, Numerales 4.3.1 y 4.3.2.

0.3

La Cesión quedará resuelta de pleno derecho si se ejerce la Opción, sin necesidad de la suscripción de documento alguno. Igualmente quedará resuelta la Cesión si la Opción se ejerce extemporáneamente.

0.4

La Opción quedará resuelta de pleno derecho si se resuelve la Cesión. sin necesidad de la suscripción de documento alguno.

7.5

La fecha de resolución o terminación del Contrato en el caso indicado en  los numerales 7.1 y 7.2 anteriores, será, para todo efecto, la fecha de recepción por parte de PARAMOUNT o ABX, según corresponda, de la comunicación mencionada en dichos numerales.

7.6

Las Partes acuerdan que al producirse la resolución de acuerdo a lo dispuesto en  los numerales anteriores de esta cláusula Sétima,  quedarán resueltos tanto la Cesión como la Opción.

7.7

En todos los casos de resolución o terminación de la Cesión, con excepción de lo establecido en la primera parte del Numeral 7.3,anterior, PARAMOUNT conviene en suscribir los documentos públicos o privados que se requieran y a solicitud de ABX, a los efectos inscribir y dar publicidad a la resolución o terminación de la Cesión, dentro  del  plazo  de  diez  (10)  días calendarios contados a  partir de la fecha de dicha resolución  determinada de acuerdo a lo estipulado en esta cláusula Sétima.

7.8

Obligaciones a la resolución o terminación

A la resolución o terminación de la Cesión, no originada por el ejercicio de la Opción, PARAMOUNT tendrá un plazo de treinta (30) días útiles computados a partir de la fecha efectiva de la resolución o terminación de la Cesión, para retirar las maquinarias, herramientas, equipos y bienes de su propiedad que haya introducido en el área de los Derechos Mineros y cuyo retiro no comprometa la seguridad y estabilidad de las labores mineras.

Así mismo, en caso que la Cesión quede resuelta o termine sin que PARAMOUNT haya ejercido la  Opción, PARAMOUNT queda obligada, dentro de los 90 días de la fecha efectiva de resolución o terminación a transferir: (a) sin costo alguno para ABX, toda la información y resultados obtenidos de sus actividades en los Derechos Mineros; (b) a ABX, a su valor de adquisición, cualquier derecho sobre terrenos superficiales en el área de los Derechos Mineros que pudiesen haber sido adquiridos por PARAMOUNT o una empresa o persona natural vinculada a la misma; y, (c) ceder y/o transferir, sin costo alguno para ABX, cualesquiera derechos, licencias, permisos o autorizaciones que PARAMOUNT pudiera haber obtenido para la realización de sus actividades en los Derechos Mineros.

7.9

En caso de ejercicio de la Opción PARAMOUNT queda obligada dentro de los 10 días siguientes a la fecha de constitución de la sociedad, que para estos efectos convienen en constituir las Partes, a transferir a título gratuito a dicha sociedad: a) toda la información y resultados obtenidos de sus actividades en los Derechos Mineros; (b) Cualquier derecho sobre terrenos superficiales en el área de los Derechos Mineros que pudiesen haber sido adquiridos por PARAMOUNT o una empresa o persona natural vinculada a la misma; y, (c) Cualesquiera derechos, licencias, permisos o autorizaciones que PARAMOUNT pudiera haber obtenido para la realización de sus actividades en los Derechos Mineros.

OCTAVA.- Confidencialidad

8.1

Todos los datos, informes, registros y demás información de cualquier tipo desarrollados o adquiridos con relación al Contrato serán considerados como confidenciales, en adelante “Información Confidencial" por lo que las Partes se obligan a no revelar  la Información Confidencial a terceros sin el previo consentimiento escrito de la otra parte y a no utilizar la Información confidencial con fines distintos a los correspondientes a la ejecución del Contrato. La Información Confidencial que se encuentre disponible o que pase a ser de dominio público por medios distintos al incumplimiento de esta estipulación ya no será considerada Información Confidencial.

Cada parte queda exceptuada de la obligación de confidencialidad indicada en esta cláusula siempre que, en opinión razonable de la asesoría legal de dicha parte, ésta sea requerida por la legislación pertinente de revelar la Información Confidencial en cualquier proceso judicial, arbitral, administrativo, policial o fiscal y únicamente después de haber comunicado a la otra parte la necesidad legal de revelación. Sin embargo, la parte que revela deberá tomar todas las medidas razonables para que no se afecten los intereses de la otra parte a causa de dicha revelación, para que la información revelada sea sólo aquélla legalmente requerida y para que la Autoridad requiriente observe el carácter confidencial de la información revelada.

0.2

Las Partes acuerdan que a la fecha de terminación o resolución del Contrato conforme a lo dispuesto en la cláusula Sétima, cesará la obligación de confidencialidad contenida en esta cláusula para ABX.

8.3.

Las Partes acuerdan que lo dispuesto en el numeral 8.1 de la presente cláusula quedará vigente para PARAMOUNT, hasta por un período de 2 (dos) años computados desde la fecha en que se haga efectiva la resolución del  Contrato o venza el plazo de la Cesión.

NOVENA.- Fuerza Mayor

Las obligaciones de las partes, serán objeto de suspensión en la medida y en tanto que el cumplimiento de las mismas se vea impedido o demorado por cualquier causa imprevisible y que escape al control razonable de la parte afectada, incluyendo, entre otros, disputas laborales (cualquiera que sea su origen y ya sea que las demandas del trabajador sean razonables o no, o dentro de las facultades de la parte); casos fortuitos; leyes o requerimientos de cualquier gobierno u órgano de gobierno, sentencias o resoluciones de cualquier tribunal, salvo que dichos requerimientos, órdenes o sentencias hayan sido causadas por la violación de las leyes y reglamentos aplicables por la parte afectada; incapacidad para obtener en términos razonablemente aceptables cualquier licencia, permiso u otra autorización pública o privada; reducción o suspensión de las actividades para solucionar o evitar una violación, real o supuesta, presente o futura, de las normas de protección del medio ambiente, salvo que se trate de una violación real de las normas de protección del medio ambiente por la parte afectada; acción u omisión por parte de cualquier entidad de gobierno que retrase o impida la emisión u otorgamiento de cualquier aprobación o autorización necesaria para llevar a cabo actividades de exploración; actos de guerra o condiciones que surjan por causa de una guerra, ya sea declarada o no; actos de terrorismo o condiciones que surjan por causa del terrorismo, disturbios, guerra civil, insurrección o rebelión; incendio, explosión, terremoto, tormenta, inundación, sumideros, sequía u otras condiciones climáticas adversas; retraso o incumplimiento por parte de los proveedores o transportistas de materiales, partes, suministros, servicios o equipos o por falta de mano de obra, transporte, materiales, maquinaria, equipos, suministros, servicios públicos del contratista o subcontratista, o incapacidad del mismo para obtenerlos, accidentes, falla de los equipos, maquinaria o instalaciones, acciones por parte de grupos de ciudadanos, incluyendo con fines enunciativos mas no limitativos organizaciones de protección del medio ambiente o grupos de defensa de los derechos de las comunidades nativas, o cualquier otra causa ya sea similar o distinta a las mencionadas anteriormente.

La parte afectada deberá notificar inmediatamente a la otra parte sobre la suspensión de la ejecución, indicando en la comunicación la naturaleza de la suspensión, sus razones, y su posible duración. Inmediatamente después del cese de la fuerza mayor, la parte afectada deberá notificarlo a la otra parte por escrito, y deberá tomar las medidas necesarias para reiniciar y continuar la ejecución que fue suspendida en cuanto sea posible.

No constituye causal de caso fortuito o evento de fuerza mayor, la quiebra, insolvencia o iliquidez de PARAMOUNT, la variación del tipo de cambio, la variación de los precios por cualquier motivo, el incremento de las tasas de interés, la libre disponibilidad de los montos depositados o acreditados en cuentas bancarias u otras circunstancias que no califiquen como caso fortuito, fuerza mayor de acuerdo a la ley peruana.

DECIMA.- Convenio Arbitral

10.1

Cualquier litigio, controversia, desavenencia, diferencia o reclamación que surja entre las partes relativos a la interpretación, ejecución, resolución, terminación, eficacia, nulidad, anulabilidad o validez derivado o relacionado con el presente contrato, será sometido a arbitraje de derecho de carácter nacional.

Los árbitros serán tres, de los cuales cada una de las partes designará a uno y los dos árbitros así designados nombrarán al tercero, quien presidirá el tribunal arbitral. Si una parte no nombra al árbitro que le corresponde dentro de los 15 días calendarios de recibido el requerimiento escrito de la parte que solicita el arbitraje o si dentro de un plazo igualmente de 15 días calendarios contados a partir del nombramiento del segundo árbitro, los dos árbitros no consiguen ponerse de acuerdo sobre la designación del tercer árbitro, la designación de cualquiera de dichos árbitros será hecha, a petición de cualquiera de las partes, por el Instituto Nacional de Derecho de Minería, Petróleo y Energía.

En caso que por cualquier circunstancia deba designarse un árbitro sustituto, éste será designado siguiendo el mismo procedimiento señalado precedentemente para la designación del árbitro que se sustituye.

El arbitraje se desarrollará en la ciudad de Lima, bajo la administración del centro de arbitraje del Instituto Nacional de Derecho de Minería, Petróleo y Energía, a cuyos estatutos y reglamentos las partes se someten expresamente.

Las partes renuncian a la interposición del recurso de apelación del laudo arbitral que se emita.

Para cualquier intervención de los jueces y tribunales ordinarios dentro de la mecánica arbitral, las partes se someten expresamente a la jurisdicción de los jueces y tribunales del distrito judicial del Cercado de Lima, renunciando al fuero de sus domicilios.

10.2

Las disposiciones de la presente cláusula Décima sobrevivirán a la resolución, conclusión o cualquier otra forma en que se de fin al presente contrato.

DÉCIMA PRIMERA.- Cesión de posición contractual

11.1

ABX puede ceder su posición en el presente contrato.

11.1

PARAMOUNT podrá ceder su posición contractual en el presente contrato, sólo si obtiene el consentimiento previo y escrito de ABX.

DÉCIMA SEGUNDA.- Notificaciones y Domicilios

Todas las notificaciones y comunicaciones entre las partes con relación al presente contrato, deberán realizarse por escrito a las direcciones que a continuación se indican, considerándose conocidas en la fecha en que son recibidas bajo cargo o entregadas por conducto notarial. Si la recepción no fuera en día hábil, la comunicación se considerará recibida el siguiente día hábil. Cualquier modificación en la dirección será comunicada por conducto notarial o por cargo fehaciente con 10 (diez) días naturales de anticipación, requisito sin el cual se tendrá por bien notificada cualquier notificación o comunicación dirigida a la dirección anterior.

12.1

Las Notificaciones a ABX deberán ser enviadas a:

Minera ABX Exploraciones S.A.

Atención: señor Gerente General

Dirección: avenida Víctor Andrés Belaunde  171 – Segundo Piso, San Isidro, Lima.

12.2

Las Notificaciones a PARAMOUNT deberán ser enviadas a:

Compañía Minera Paramount S.A.C.

Atención: Gerente General

Dirección: avenida El Rosario Nro. 380, san Isidro, Lima

Sin perjuicio de lo indicado en el párrafo anterior, las partes acuerdan que sus domicilios para efectos de este contrato necesariamente deberán mantenerse dentro del radio urbano de la ciudad de Lima.

DECIMA TERCERA.-  Gastos

Los gastos que demande la escritura pública que la presente minuta origine, serán de cuenta de PARAMOUNT, inclusive los derechos de inscripción en el Registro de Minería del presente contrato y de su resolución y/o terminación.

DECIMA CUARTA.- Interpretación

Todas las referencias en el presente contrato a una cláusula o numeral, hacen referencia a la cláusula o numeral correspondientes en el Contrato.

Las referencias en este contrato a una cláusula, incluyen todos los numerales dentro de dicha cláusula y las referencias a un numeral, incluyen todos los párrafos dentro de éste.

Salvo que el contexto requiera una interpretación en sentido distinto, el plural incluye al singular y viceversa; y el masculino al femenino y viceversa.

DECIMA QUINTA.- Ley Aplicable

El presente contrato se rige por las leyes de la República del Perú.

DECIMA SEXTA.- Acuerdo Único

El Contrato sustituye completamente cualquier acuerdo verbal o escrito al que pudieran haber arribado las Partes respecto a los Derechos Mineros, en especial la Carta de Intención, salvo el convenio de accionistas celebrado entre as Partes el 19 de Diciembre de 2005 ..

Agregue usted, Señor Notario, las cláusulas de ley y cuidando de insertar lo que fuera pertinente, eleve la presente minuta a escritura pública y sírvase pasar los partes respectivos al Registro Minero para su inscripción en la partida del Derechos Mineros.

    Lima, 19 de diciembre de 2005

MINERA ABX EXPLORACIONES S.A.	COMPAÑÍA MINERA PARAMOUNT S.A.C.

Anexo A

MAPA DE UBICACIÓN DE LOS DERECHOS MINEROS